Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2024, relating to the financial statements of Enterprise Navigator Ethylene Terminal LLC (not separately presented herein or incorporated by reference), appearing in the Annual Report on Form 20-F of Navigator Holdings Ltd for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Houston, Texas
April 10, 2024

ACTIVE 108836091.1